Exhibit 99.1
Isabella Bank Corporation Reports First Quarter 2024 Results
Loan, Deposit and Wealth Asset Growth continue in 2024
MT. PLEASANT, MICHIGAN — April 18, 2024 — Isabella Bank Corporation (OTCQX: ISBA) (the “Company”) reported first quarter 2024 net income of $3.1 million or $0.42 per diluted share compared to $5.3 million or $0.70 per diluted share in the same quarter of 2023.
FIRST QUARTER 2024 HIGHLIGHTS (compared to first quarter 2023, unless otherwise stated)
•Total commercial loan growth of 8% annualized, compared to 0.4%
•Earning asset yield of 4.45%, compared to 3.89%
•Wealth management income increased 19%
•Nonperforming loans to total loans ratio of 0.09%
"Earnings declined year-over-year because of continued interest rate pressure. However, the bank recorded positive results in loans, deposits and wealth management assets as a result of continuing to attract new customers while retaining strong loyalty among our current customers," according to Chief Executive Officer Jerome Schwind. "We’ve also maintained excellent liquidity and strong credit quality among loan customers, factors that fuel our underlying strength and resilience during continued high interest rates.
"As previously announced, the corporation paid a quarterly cash dividend of $0.28 per share of common stock, which continues to provide an attractive dividend yield for shareholders.”
FINANCIAL CONDITION (March 31, 2024 compared to December 31, 2023)
Total assets were $2.06 billion at the end of both the first quarter 2024 and year-end 2023, primarily due to loan growth, which were offset by lower balances in cash and securities. Excess cash, security amortization, and strong deposit growth provided the funding for loan growth and borrowing payoffs during the quarter.
Total loans grew $16 million to $1.37 billion at the end of first quarter 2024. Total commercial loans, which include advances to mortgage brokers and agricultural loans, increased $18.3 million as the Company selectively expanded its book of business across many industries, but most notably in construction and real estate sectors. Residential loan volume remained stable during the quarter as originations kept pace with paydowns, as well as a few sales in the secondary market. Demand for mortgages remains low given prevailing market rates, housing prices and low inventory.
Securities available for sale decreased $10.6 million to $517.6 million at the end of the first quarter 2024, primarily due to amortization from collateralized mortgage obligations and higher unrealized losses on the total portfolio. Unrealized losses on securities totaled $34.8 million, or 6.3% of the portfolio, at the end of the first quarter 2024 versus $31.8 million at year-end 2023, reflecting an increase in market rates.
The allowance for credit losses increased $282 thousand to $13.4 million at the end of the first quarter 2024 due to loan growth and specific reserves on a few small commercial loans whose credit ratings were downgraded. Nonaccruing loans increased $301 thousand to $1.3 million, principally due to one commercial credit that is expected to be settled in the near-term. Past due accounts between 30 to 89 days as a percentage of total loans was 0.62% during the first quarter 2024, compared to 0.31% at year-end 2023. The increase primarily is due to a group of customers that typically make payments about 30 days in arrears, which becomes overdue when the 31st day lands on a business day. Accordingly, the increase is not believed to be an indication of deteriorating credit quality. Overall, credit quality remains strong, and there are not any negative trends.
Total deposits increased $44.6 million to $1.77 billion at the end of the first quarter 2024. Demand for retail certificates of deposits (CDs) continues based on the rate environment, resulting in a $19.8 million increase in the balance during the quarter. Other interest-bearing deposits increased $40.1 million, which underscores strong relationships the bank continues to build in the communities in which it serves. Demand deposits decreased $15.2 million, which is consistent in seasonal trends in the markets. Additionally, the strong inflow of deposits provided the opportunity to payoff $40.0 million of higher cost Federal Home Loan Bank advances during the quarter.
The Company's tangible book value per share was $20.35 as of March 31, 2024, compared to $20.59 on December 31, 2023. Unrealized losses on securities, net of taxes, reduced tangible book value per share by $3.67 and $3.36 at the end of those respective periods.
The Bank is considered a “well-capitalized” institution, as its capital ratios exceeded the minimum designated requirements. As of March 31, 2024, the Bank’s Tier 1 Leverage Ratio was 8.61%, Tier 1 Capital Ratio was 12.10%, and Total Capital Ratio was 13.05% — well above the minimum requirements of 5.0%, 8.0%, and 10.0%, respectively.
RESULTS OF OPERATIONS (March 31, 2024 to March 31, 2023 quarterly comparison)
Net interest margin was 2.78% compared to 3.22% in the first quarter 2023. The decrease was primarily driven by a higher cost of funds. The book yield from securities was 2.25% and 2.29% at March 31, 2024 and 2023. The yield includes the effect of the investment of excess cash in shorter term US treasury securities following the COVID pandemic in 2021 and 2022. As a result, these securities will mature over the next 2 to 5 years, and the proceeds are expected to be reinvested in market rate loans and securities. The yield on loans expanded to 5.36% in the first quarter 2024, up from 4.70% in the same quarter of 2023. Approximately 46% of commercial loans are fixed at rates that are lower than current market rates but will contractually reprice to variable rates over the next 3 to 5 years which will improve the overall yield on earning assets. Costs of interest-bearing liabilities increased to 2.27% from 0.95% in the first quarter 2023, reflecting a higher level of retail CDs and overall deposit relationship pricing.
The provision for credit losses was $392 thousand in the first quarter of 2024 and was $41 thousand in the same quarter of 2023. The change was largely due to loan growth and a few specific reserves on commercial loans that were downgraded in the first quarter of 2024.
Noninterest income was $3.5 million in the first quarter 2024, up 5% as compared to the same quarter 2023. Customer service fees grew by $68 thousand to $2.0 million as compared to the same quarter of 2023 on a higher number of transactional accounts. Wealth management income increased by $153 thousand to $939 thousand from the prior year quarter due to an increase of $89.2 million in assets under management (AUM). Wealth AUM increased by $19.6 million to $660.6 million from $641.0 million as of fourth quarter 2023 primarily due to new accounts and higher security valuations in the first quarter 2024.
Noninterest expense was $12.7 million in the first quarter 2024 compared to $12.2 million in the first quarter 2023. Compensation and benefit expenses increased $426 thousand from the comparative quarter in 2023. The increase reflects annual merit increases and medical claim adjustments totaling $225 thousand.

About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers' and communities' local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s investor relations firm is Stonegate Capital Partners, Inc. (www.stonegateinc.com).
Contact
Lori Peterson, Director of Marketing Phone: 989-779-6333 Fax: 989-775-5501
Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from the actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections titled “Risk Factors” and “Forward Looking Statements” set forth in Isabella Bank Corporation’s filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission’s Public Reference facilities and from its website at www.sec.gov.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31 2024	December 31 2023
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$22,987	$25,628
Fed Funds sold and interest bearing balances due from banks	2,231	8,044
Total cash and cash equivalents	25,218	33,672
Available-for-sale securities, at fair value	517,585	528,148
Mortgage loans available-for-sale	366	—
Loans	1,365,508	1,349,463
Less allowance for credit losses	13,390	13,108
Net loans	1,352,118	1,336,355
Premises and equipment	27,951	27,639
Bank owned life insurance policies	34,131	33,892
Equity securities without readily determinable fair values	15,848	15,848
Goodwill and other intangible assets	48,284	48,284
Accrued interest receivable and other assets	36,075	35,130
TOTAL ASSETS	$2,057,576	$2,058,968
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$413,272	$428,505
Interest bearing demand deposits	349,401	320,737
Certificates of deposit under $250 and other savings	881,528	857,768
Certificates of deposit over $250	124,106	116,685
Total deposits	1,768,307	1,723,695
Borrowed funds
Federal funds purchased and repurchase agreements	42,998	46,801
Federal Home Loan Bank advances	—	40,000
Subordinated debt, net of unamortized issuance costs	29,357	29,335
Total borrowed funds	72,355	116,136
Accrued interest payable and other liabilities	16,240	16,735
Total liabilities	1,856,902	1,856,566
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,488,101 shares (including 169,677 shares held in the Rabbi Trust) in 2024 and 7,485,889 shares (including 150,581 shares held in the Rabbi Trust) in 2023	126,656	127,323
Shares to be issued for deferred compensation obligations	3,890	3,693
Retained earnings	98,318	97,282
Accumulated other comprehensive income (loss)	(28,190)	(25,896)
Total shareholders’ equity	200,674	202,402
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,057,576	$2,058,968

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended March 31
	2024	2023
Interest income
Loans, including fees	$18,057	$14,889
Available-for-sale securities
Taxable	2,258	2,502
Nontaxable	626	718
Federal funds sold and other	439	486
Total interest income	21,380	18,595
Interest expense
Deposits	7,163	2,829
Borrowings
Federal funds purchased and repurchase agreements	321	149
Federal Home Loan Bank advances	388	—
Subordinated debt, net of unamortized issuance costs	266	266
Total interest expense	8,138	3,244
Net interest income	13,242	15,351
Provision for credit losses	392	41
Net interest income after provision for credit losses	12,850	15,310
Noninterest income
Service charges and fees	2,046	1,978
Wealth management fees	939	786
Earnings on bank owned life insurance policies	243	226
Net gain on sale of mortgage loans	34	67
Other	206	236
Total noninterest income	3,468	3,293
Noninterest expenses
Compensation and benefits	7,015	6,589
Furniture and equipment	1,675	1,597
Occupancy	1,031	1,005
Other	2,955	3,007
Total noninterest expenses	12,676	12,198
Income before federal income tax expense	3,642	6,405
Federal income tax expense	511	1,084
NET INCOME	$3,131	$5,321
Earnings per common share
Basic	$0.42	$0.70
Diluted	$0.42	$0.70
Cash dividends per common share	$0.28	$0.28

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) and Federal Home Loan Bank restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	March 31, 2024			March 31, 2023
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans (1)	$1,348,749	$18,057	5.36%	$1,268,269	$14,889	4.70%
Taxable investment securities	467,974	2,228	1.90%	504,889	2,471	1.96%
Nontaxable investment securities	89,056	902	4.05%	106,240	1,021	3.84%
Fed funds sold	7	—	5.69%	17	—	4.50%
Other	37,972	439	4.62%	60,583	486	3.21%
Total earning assets	1,943,758	21,626	4.45%	1,939,998	18,867	3.89%
NONEARNING ASSETS
Allowance for credit losses	(13,100)			(12,660)
Cash and demand deposits due from banks	24,018			25,039
Premises and equipment	28,022			25,864
Accrued income and other assets	84,059			71,063
Total assets	$2,066,757			$2,049,304

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$345,842	413	0.48%	$379,717	146	0.15%
Savings deposits	633,904	3,333	2.10%	645,987	1,466	0.91%
Time deposits	357,541	3,417	3.82%	267,463	1,217	1.82%
Federal funds purchased and repurchase agreements	40,623	321	3.16%	39,709	149	1.50%
Federal Home Loan Bank advances	27,692	388	5.60%	—	—	—%
Subordinated debt, net of unamortized issuance costs	29,342	266	3.63%	29,253	266	3.64%
Total interest bearing liabilities	1,434,944	8,138	2.27%	1,362,129	3,244	0.95%
NONINTEREST BEARING LIABILITIES
Demand deposits	412,228			486,491
Other	16,151			13,094
Shareholders’ equity	203,434			187,590
Total liabilities and shareholders’ equity	$2,066,757			$2,049,304
Net interest income (FTE)		$13,488			$15,623
Net yield on interest earning assets (FTE)			2.78%			3.22%
(1) Includes loans and mortgage loans available-for-sale

Three Months Ended

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	March 31 2024	December 31 2023	September 30 2023	June 30 2023	March 31 2023
PER SHARE
Basic earnings	$0.42	$0.51	$0.59	$0.62	$0.70
Diluted earnings	$0.42	$0.51	$0.58	$0.61	$0.70
Dividends	$0.28	$0.28	$0.28	$0.28	$0.28
Tangible book value (1)	$20.35	$20.59	$18.27	$18.69	$19.24
Quoted market value
High	$21.74	$22.00	$23.00	$26.00	$25.10
Low	$18.25	$19.75	$19.61	$19.13	$22.08
Market price (1)	$19.40	$21.50	$21.05	$20.50	$24.80
Common shares outstanding (1)	7,488,101	7,485,889	7,490,557	7,496,826	7,540,015
Average number of common shares outstanding	7,493,334	7,492,532	7,495,168	7,498,584	7,556,585
Average number of diluted common shares outstanding	7,507,739	7,526,514	7,570,374	7,567,527	7,634,417
PERFORMANCE RATIOS
Return on average total assets	0.61%	0.74%	0.86%	0.91%	1.04%
Return on average shareholders' equity	6.16%	8.05%	9.24%	9.47%	11.35%
Return on average tangible shareholders' equity	8.07%	10.82%	12.37%	12.58%	15.28%
Net interest margin yield (FTE)	2.78%	2.85%	3.02%	3.11%	3.22%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$244,829	$248,756	$252,176	$254,934	$259,512
Assets managed by Isabella Wealth	$660,645	$641,027	$590,666	$593,530	$571,453
Total assets under management	$2,963,050	$2,948,751	$2,961,332	$2,890,912	$2,915,589
ASSET QUALITY (1)
Nonaccrual loans	$1,283	$982	$520	$414	$488
Foreclosed assets	$579	$406	$509	$405	$414
Net loan charge-offs (recoveries)	$46	$381	$(254)	$(3)	$(9)
Nonperforming loans to gross loans	0.09%	0.08%	0.04%	0.04%	0.04%
Nonperforming assets to total assets	0.09%	0.07%	0.05%	0.05%	0.05%
Allowance for credit losses to gross loans	0.98%	0.97%	0.96%	0.96%	0.99%
CAPITAL RATIOS (1)
Shareholders' equity to assets	9.75%	9.83%	8.74%	9.23%	9.27%
Tier 1 leverage	8.80%	8.76%	8.77%	8.70%	8.58%
Common equity tier 1 capital	12.36%	12.54%	12.43%	12.39%	12.71%
Tier 1 risk-based capital	12.36%	12.54%	12.43%	12.39%	12.71%
Total risk-based capital	15.31%	15.52%	15.39%	15.37%	15.77%
(1) At end of period

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	March 31 2024	March 31 2023	March 31 2022
PER SHARE
Basic earnings	$0.42	$0.70	$0.63
Diluted earnings	$0.42	$0.70	$0.62
Dividends	$0.28	$0.28	$0.27
Tangible book value (1)	$20.35	$19.24	$19.56
Quoted market value
High	$21.74	$25.10	$26.00
Low	$18.25	$22.08	$24.50
Market price (1)	$19.40	$24.80	$25.85
Common shares outstanding (1)	7,488,101	7,540,015	7,542,758
Average number of common shares outstanding	7,493,334	7,556,585	7,533,711
Average number of diluted common shares outstanding	7,507,739	7,634,417	7,639,688
PERFORMANCE RATIOS
Return on average total assets	0.61%	1.04%	0.92%
Return on average shareholders' equity	6.16%	11.35%	9.02%
Return on average tangible shareholders' equity	8.07%	15.28%	11.72%
Net interest margin yield (FTE)	2.78%	3.22%	2.86%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$244,829	$259,512	$275,556
Assets managed by Isabella Wealth	$660,645	$571,453	$501,829
Total assets under management	$2,963,050	$2,915,589	$2,838,318
ASSET QUALITY (1)
Nonaccrual loans	$1,283	$488	$747
Foreclosed assets	$579	$414	$187
Net loan charge-offs (recoveries)	$46	$(9)	$(64)
Nonperforming loans to gross loans	0.09%	0.04%	0.06%
Nonperforming assets to total assets	0.09%	0.05%	0.05%
Allowance for credit losses to gross loans	0.98%	0.99%	0.76%
CAPITAL RATIOS (1)
Shareholders' equity to assets	9.75%	9.27%	9.50%
Tier 1 leverage	8.80%	8.58%	8.12%
Common equity tier 1 capital	12.36%	12.71%	12.83%
Tier 1 risk-based capital	12.36%	12.71%	12.83%
Total risk-based capital	15.31%	15.77%	15.84%
(1) At end of period

SUPPLEMENTAL BALANCE SHEET DATA (UNAUDITED)
(Dollars in thousands)

	March 31 2024	December 31 2023	September 30 2023	June 30 2023	March 31 2023
Commercial and industrial	$226,281	$209,738	$195,814	$194,914	$189,185
Commercial real estate	561,123	564,244	566,639	564,254	566,410
Advances to mortgage brokers	29,688	18,541	24,807	39,099	—
Agricultural	93,695	99,994	99,233	96,689	94,760
Residential real estate	356,658	356,418	348,196	343,474	336,186
Consumer	98,063	100,528	99,985	95,972	84,110
Gross loans	$1,365,508	$1,349,463	$1,334,674	$1,334,402	$1,270,651

	March 31 2024	December 31 2023	September 30 2023	June 30 2023	March 31 2023
Noninterest bearing demand deposits	$413,272	$428,505	$445,043	$458,845	$478,829
Interest bearing demand deposits	349,401	320,737	363,558	335,922	383,602
Savings deposits	639,491	628,079	628,795	606,644	662,495
Certificates of deposit	366,143	346,374	332,078	313,537	288,602
Internet certificates of deposit	—	—	—	—	—
Total deposits	$1,768,307	$1,723,695	$1,769,474	$1,714,948	$1,813,528

	March 31 2024	December 31 2023	September 30 2023	June 30 2023	March 31 2023
U.S. Treasury	$214,226	$214,801	$209,182	$209,353	$212,086
States and political subdivisions	90,470	92,876	89,773	95,242	108,719
Auction rate money market preferred	3,013	2,931	2,570	2,637	2,716
Mortgage-backed securities	31,044	32,815	32,923	35,532	37,797
Collateralized mortgage obligations	171,831	177,775	175,630	180,996	200,252
Corporate	7,001	6,950	6,819	6,737	7,080
Available-for-sale securities, at fair value	$517,585	$528,148	$516,897	$530,497	$568,650

	March 31 2024	December 31 2023	September 30 2023	June 30 2023	March 31 2023
Securities sold under agreements to repurchase without stated maturity dates	$42,998	$46,801	$52,330	$37,102	$31,995
Federal Home Loan Bank advances	—	40,000	65,000	55,000	—
Subordinated debt, net of unamortized issuance costs	29,357	29,335	29,312	29,290	29,267
Total borrowed funds	$72,355	$116,136	$146,642	$121,392	$61,262

SUPPLEMENTAL STATEMENTS OF INCOME DATA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended March 31
	2024	2023
Service charges and fees
ATM and debit card fees	$1,215	$1,160
Service charges and fees on deposit accounts	614	611
Freddie Mac servicing fee	150	159
Net mortgage servicing rights income (loss)	(37)	(36)
Other fees for customer services	104	84
Total service charges and fees	2,046	1,978
Wealth management fees	939	786
Earnings on corporate owned life insurance policies	243	226
Net gain on sale of mortgage loans	34	67
Other	206	236
Total noninterest income	$3,468	$3,293

	Three Months Ended March 31
	2024	2023
Compensation and benefits	$7,015	$6,589
Furniture and equipment	1,675	1,597
Occupancy	1,031	1,005
Other
Audit, consulting, and legal fees	513	535
ATM and debit card fees	469	400
FDIC insurance premiums	252	228
Marketing costs	244	245
Memberships and subscriptions	228	240
Loan underwriting fees	183	215
Donations and community relations	182	184
Director fees	176	204
All other	708	756
Total other noninterest expenses	2,955	3,007
Total noninterest expenses	$12,676	$12,198